May 18, 2005


Cyber Defense Systems, Inc.
10901 Roosevelt Boulevard
St. Petersburg, Florida 33716

Ladies and Gentlemen:

         We have acted as counsel to Cyber Defense Systems, Inc., a Florida corporation (the "Company"), in connection with the preparation of a
Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration of (A) 1,358,905 shares of the Company's Class A common stock, $0.001 par value per share (the "Common Stock"), issuable upon conversion of callable secured convertible notes (the "AJW Notes") in connection with a private offering (the "Offering") to AJW Partners, LLC and its affiliates ("AJW"); (B) 4,000,000 shares of Common Stock issuable upon exercise of the warrants (the "Warrants"); (C) 505,000 shares of Common Stock issuable upon the conversion of certain convertible promissory notes (collectively, the "SS Notes"); (D) 918,600 shares of Common Stock granted to several selling stockholders; and (E) 1,000,000 shares issued by the Company in connection with the Offering.

         This opinion is being rendered in connection with the filing by the Company of the Registration Statement.

         For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Articles of Incorporation and By-Laws of the Company as in effect on the date hereof; (iii) the warrant agreement relating to the Warrants;
(iv) the AJW Notes and SS Notes; (v) agreements and documents relating to the Offering; (vi) a good standing certificate of the Company dated as of May 16, 2005; and (vii) such other documents, certificates or other records as we have deemed necessary or appropriate.

         Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

         (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         (2) The shares of Common Stock included in the Registration Statement which are presently issued and outstanding were duly authorized, validly issued, and are fully paid and non-assessable.

         (3) The shares of Common Stock included in the Registration Statement to be issued upon the conversion of the AJW Notes will be duly authorized and validly issued, and fully paid and non-assessable when such AJW Notes are duly converted in accordance with the terms of the AJW Notes. The AJW Notes constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The shares of Common Stock included in the Registration Statement to be issued upon the conversion of the SS Notes will be duly authorized and validly issued, and fully paid and non-assessable when such Notes are duly converted in accordance with the terms of the SS Notes. The SS Notes constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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         (4) The shares of Common Stock included in the  Registration  Statement to be issued upon the exercise of the Warrants will be duly authorized and validly issued, and fully paid and non-assessable when such Warrants are duly exercised and the exercise price is paid for the shares of Common Stock underlying such Warrants in accordance with the terms of the warrant agreement.

         (5) The 1,000,000 shares of Common Stock included in the Registration Statement, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of person whose consent is required under
Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

         We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the laws of the United States of America and the laws of the State of Delaware.



                                     Very truly yours,

                                     /s/ Gersten, Savage, Kaplowitz, Wolf &
                                     Marcus, LLP
                                     ----------------------------------------
                                     Gersten, Savage, Kaplowitz, Wolf &
                                     Marcus, LLP

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